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                                RICHMOND PLAZA
                               AUGUSTA, GEORGIA

                          REAL ESTATE SALE AGREEMENT
                          --------------------------

     THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made as of the ____ day of _______, 1997, by and between FIRST CAPITAL INCOME PROPERTIES, LTD.- SERIES IX, a Florida limited partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 and DRA ADVISORS, INC., a ___________________ ("Purchaser"), with an office at 1180 Avenue of the Americas, 18th Floor, New York, New York 10036.

                                    RECITALS
                                    --------

     A. Seller is the owner of a certain parcel of real estate (the "Real Property") in the City of Augusta, County of Richmond, State of Georgia, commonly known as Richmond Plaza, which parcel is more particularly described in attached EXHIBIT A.

     B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the "Property" (as such term is hereinafter defined), each in accordance with and subject to the terms and conditions set forth in this Agreement.

     THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

     1.   PURCHASE AND SALE

     Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser the Real Property, together with: (i) all buildings and improvements located thereon that are owned by Seller (collectively, the "Improvements") and any and all of Seller's rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) Seller's right, title and interest in and to the leases and any guarantees thereof (the "Leases") affecting the Property or any part thereof; (iii) the interest of Seller in all security deposits held by Seller that have been paid by tenants under the Leases and not applied by Seller in accordance with the terms of this Agreement, the Leases and/or applicable law, if any (the "Security Deposits"); (iv) all accrued but unpaid interest on the Security Deposits owed by Seller pursuant to applicable law and/or a particular Lease, if any ("Security Deposit Interest"); (v) all of the furniture, furnishings, fixtures, equipment, maintenance vehicles, tools and other tangible personalty owned by Seller, located on the Property and used in connection therewith including those that are listed on EXHIBIT C attached hereto but specifically excluding all software installed in or used in connection with the computers, monitors, printers, modems and other computer equipment located in the regional management office of the Property in Maitland, Florida ("Regional Office") and all data stored in such computers, on diskettes or other storage media (the "Personal Property"); (vi) all right, title and interest of Seller under any and all of the maintenance, service, advertising and other contracts and agreements with respect to the ownership and operation of the Property that are listed on EXHIBIT D attached hereto (the "Service Contracts"); (vii) if and to the extent transferable, all of Seller's right, title and interest in and to all warranties and bonds with respect
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to the Improvements and all certificates, licenses and permits issued by governmental authorities and held by Seller relating to the use, maintenance, occupancy or operation of the Property (collectively, the "Intangibles"); and
(viii) if and to the extent transferable, all of Seller's right, title and interest in and to the name "Richmond Plaza" (the "Name"); all to the extent applicable to the period from and after the "Closing" (as such term is hereinafter defined) (items (i) through (viii) above, together with the Real Property, are collectively referred to in this Agreement as the "Property"). All of the foregoing expressly excludes (a) all property owned by tenants or other users or occupants of the Property except to the extent that any Security Deposits and/or Security Deposit Interest are deemed to be "owned" by a tenant under applicable law and (b) any refund of taxes applicable to the period prior to the Closing Date except as may otherwise be provided in Section 4(c) below.

     2.   PURCHASE PRICE

     The purchase price to be paid by Purchaser to Seller for the Property is Ten Million Seven Hundred Fifty Thousand Dollars ($10,750,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows:

     A.   Earnest Money.

          (i) Upon execution of this Agreement by Purchaser and Seller, Purchaser shall deliver to Titleserv Inc., New York, New York ("Escrowee") earnest money in the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00) and within one (1) business day after expiration of the Due Diligence Period (unless Purchaser terminates this Agreement in accordance with Section 8), Purchaser shall deliver to Escrowee additional earnest money in the sum of One Hundred Twenty-Five Thousand Dollars ($125,000) (such earnest money deposits, together with any interest earned thereon net of investment costs, is referred to in this Agreement as the "Earnest Money") and Purchaser, Seller and Escrowee shall execute a joint order escrow agreement in the form of EXHIBIT F attached hereto. The Earnest Money shall be invested as Seller and Purchaser so direct. Any and all interest earned on the Earnest Money shall be reported to Purchaser's federal tax identification number.

          (ii) If the transaction closes in accordance with the terms of this Agreement, at Closing, the Earnest Money shall be delivered by Escrowee to Seller as part payment of the Purchase Price. If the transaction fails to close due to a default on the part of Purchaser, the Earnest Money shall be delivered by Escrowee to Seller as liquidated and agreed-upon damages in accordance with
               Section 7(B) below. If the transaction fails to close due to a default on the part of Seller or if this Agreement is terminated for any reason other than a default of Purchaser hereunder, the Earnest Money shall be delivered by Escrowee to Purchaser, subject to the provisions of Section 7(A) below.

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          B.   Cash at Closing. At Closing, Purchaser shall pay to Seller, by wire transferred current federal funds, an amount equal to the Purchase Price, minus the sum of the Earnest Money which Seller receives at Closing from the Escrowee, and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to Section 4(C) below.

     3.   EVIDENCE OF TITLE

          A.   Title Commitment.

               Purchaser shall promptly after receipt thereof, cause to be delivered to Seller a commitment for a 1992 ALTA Owner's Title Insurance Policy (the "Title Commitment") which has been ordered by Purchaser, in the amount of the Purchase Price, issued by Escrowee as agent for Stewart Title Guaranty Company (the "Title Insurer"). Purchaser's obligation to close the transaction contemplated herein shall be conditioned upon Escrowee delivering to Purchaser at closing a later-dated title commitment from the Title Insurer in the amount of the Purchase Price reflecting the conveyance of the Property to Purchaser, subject only to those exceptions to title which are more fully described on attached EXHIBIT B and exceptions to title which become Permitted Exceptions pursuant to this Section 3 (collectively, the "Permitted Exceptions").

          B.   Survey.

               Seller has, prior to the date of this Agreement, delivered to Purchaser Seller's most recent survey of the Real Property (the "Survey"). Subsequent to the date of this Agreement and as soon as reasonably possible prior to expiration of the Due Diligence Period, Seller shall deliver to Purchaser an updated Survey (the "Updated Survey"), bearing Purchaser's survey requirements.

          C.   Review of Title Commitment and Survey.

               If the Title Commitment or Updated Survey disclose (i) exceptions to title other than those Permitted Exceptions which are noted on attached EXHIBIT B, (ii) violations of the Permitted Exceptions that would render title to the Property unmarketable (individually, a "Title Violation", and collectively, "Title Violations") or (iii) encroachments of the Improvements onto adjacent properties or easements burdening the Property that would render title to the Property unmarketable or encroachments of improvements located on adjacent properties onto the Property which adversely impact the use or value of the Property (individually, an "Encroachment", and collectively, "Encroachments"), then Purchaser shall have until 5:00 p.m. (Chicago, Illinois time) on the 30th day after date of the Agreement (such period, the "Due Diligence Period") to notify Seller of any such exceptions to title, Title Violations or Encroachments to which Purchaser objects (collectively, "Existing Matters"). If any additional exceptions to title, Title Violations or Encroachments arise between the date of the Title Commitment or the Updated Survey, and the Closing (collectively, "New Exceptions"), Purchaser shall have five (5) business days after its receipt of notice of same within which to notify Seller of any such New Exceptions to which Purchaser objects. Any such Existing Matters or New Exceptions not objected to by Purchaser as aforesaid shall become Permitted Exceptions. If Purchaser objects to any Existing Matters or New Exceptions, Seller shall have until Closing to remove such Existing Matters or New Exceptions. Seller shall take reasonable

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actions in order to cause the Title Insurer to remove such Existing Matters and
New Exceptions provided, however, that Seller shall not be obligated to threaten or commence legal proceedings, incur any liability or expend more than Fifty Thousand Dollars ($50,000.00) in the aggregate in order to cause the Title Insurer to remove (if permitted) such Existing Matters or New Exceptions. If Seller fails to remove any such Existing Matters or New Exceptions as aforesaid, Purchaser may, as its sole and exclusive remedy, terminate this Agreement and obtain a return of the Earnest Money. If Purchaser does not elect to terminate this Agreement, Seller shall give Purchaser a credit against the Purchase Price equal to the lesser of (A) $50,000.00 or (B) the remaining amount required to cure any such New Exceptions and Existing Matters not removed by Seller as aforesaid and Purchaser shall consummate the Closing and accept title to the Property subject to all such Existing Matters and New Exceptions (in which event, all such exceptions to title, Title Violations and Encroachments shall be deemed "Permitted Exceptions"). Notwithstanding anything in this Section 3(C) to the contrary, Seller shall be obligated, at Closing, to cause the Title Insurer:
(1) to remove any exceptions to title in connection with Seller's existing outstanding mortgage financing encumbering the Property if any and (2) remove any "Unpermitted Exceptions" (as hereinafter defined). For purposes of this Agreement, the term "Unpermitted Exceptions" shall be defined to mean the following exceptions to title (if any): tax liens to which Seller has acquiesced or consented to (other than liens with respect to real estate taxes not yet due and payable provided that Seller credits Purchaser for all such real estate taxes with respect to the period prior to Closing as more particularly provided in Section 4(C) below), judgment liens and any other New Exception intentionally and affirmatively granted or consented to by Seller after the date of this Agreement. Seller shall be deemed to have "removed" an Existing Matter or New Exception if Seller induces the Title Insurer to endorse over such Existing Matter or New Exception provided that (i) with respect to Existing Matters, Seller has notified Purchaser at least five (5) days prior to expiration of the Due Diligence Period that it intends to endorse over such Existing Matter or
(ii) with respect to New Exceptions, either (A) said New Exception can be endorsed over by the payment of money not exceeding $100,000 or (B) Purchaser consents to Seller endorsing over said exception.

          4.  CLOSING

               A. Closing Date. The "Closing" of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 11:00 a.m. (New York, New York time) on the fifth
(5th) day after expiration of the Due Diligence Period, at the New York, New York office of counsel to Purchaser, or at such other time and place as Seller and Purchaser shall agree in writing. The "Closing Date" shall be the date of Closing. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day. Purchaser or Seller shall each have the right to adjourn the Closing once for a period of up to ten (10) days upon written notice to the other party at least two (2) business days prior to the scheduled closing date.

               B.   Closing Documents.

                    (i) Seller. At Closing, Seller shall deliver to Purchaser the following:

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                    (a)  a Limited Warranty Deed (the "Deed"), subject to the
                         Permitted Exceptions, in form acceptable to the Title Insurer;

                    (b) a limited warranty bill of sale (the "Bill of Sale") in the form of EXHIBIT K attached hereto, executed by Seller;

                    (c) a letter from Seller or its property manager advising tenants under the Leases of the change in ownership of the Property, that all Security Deposits and Security Deposit Interest transferred to Purchaser at Closing are held by and are the responsibility of Purchaser and directing the tenants to pay all payments of rent with respect to the period from and after the Closing Date to Purchaser and, to the extent required under their Leases, provide to Purchaser new certificates and/or policies of insurance naming Purchaser as an additional insured thereunder;

                    (d) four (4) counterparts of an assignment and assumption of the Leases, Security Deposits and Security Deposit Interest in the form of EXHIBIT G attached hereto (the "Lease Assignment"), executed by Seller and in the case of any Security Deposit in form other than cash, an instrument assigning Seller's rights to Purchaser (to the extent assignable), including payment by Seller of any transfer fees;

                    (e) four (4) counterparts of an assignment and assumption of Service Contracts with respect to those Service Contracts for which written agreements exist, in the form of EXHIBIT H attached hereto (the "Service Contract Assignment"), executed by Seller;

                    (f) an affidavit stating, under penalty of perjury, Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of
                         Section 1445 of the Internal Revenue Code and a Georgia Seller's withholding certificate;

                    (g) four (4) counterparts of a closing statement (the "Closing Statement") to be executed by Seller and Purchaser, containing the "Closing Delinquency Schedule" (as defined below) and setting forth the prorations and adjustments to the Purchase Price as required by Section 4(C) below, executed by Seller;

                    (h) all executed "Estoppel Certificates" (as hereinafter defined) received by Seller as of the Closing Date;

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                    (i)  any "Seller Estoppel Certificates" (as hereinafter
                         defined) to be delivered by Seller under Section 9(C) below;

                    (j) all original Leases and guarantees thereof (or [for tenants for whom no Estoppel Certificate is received or for tenants whose Estoppel Certificates do not certify that a true and correct copy of their lease is attached thereto] copies of such Leases for which originals are not available certified by Seller to be true and correct (Purchaser hereby acknowledging that, as more particularly provided in Section 10(C) below, Seller's liability under such certifications shall terminate on a date no later than one year after the Closing Date)) (a "Certified Lease Instrument"), (to be delivered to Purchaser at the Closing or at the Property);

                    (k) all original commencement date agreements with respect to any Lease for which original commencement date agreements were not delivered by Seller in accordance with Subsection 4(B)(i)(j) above and for which executed Estoppel Certificates were not received by Purchaser and/or provided by Seller in accordance with Subsection 4(B)(i)(i) above, (or [for tenants for whom no Estoppel Certificate is received or for tenants whose Estoppel Certificates do not certify their lease commencement date] copies of such commencement date agreements for which originals are not available, certified by Seller (also, a Certified Lease Instrument) to be true and correct (Purchaser hereby acknowledging that, as more particularly provided in Section 10(C) below, Seller's liability under such certifications shall terminate on a date no later than one year after the Closing Date);

                    (l) all original Service Contracts in Seller's possession (to be delivered to Purchaser at the Closing or at the Property);

                    (m) to the extent that Service Contracts are written, copies of those Service Contracts (the "Certified Service Contracts") not delivered by Seller in accordance with Subsection 4(B)(l) above, certified by Seller to be true and correct (Purchaser hereby acknowledging that, as more particularly provided in
                         Section 10(C) below, Seller's liability under such certifications shall terminate on a date no later than one year after the Closing Date);

                    (n) an ALTA Statement substantially in the form of EXHIBIT N attached hereto, and a "GAP undertaking", if required, executed by Seller;

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                    (o)  any transfer tax declaration and/or real property
                         conveyance statement of value (the "Transfer Tax Declaration") that Seller is required by law to execute in order to record the Deed with the Richmond County, Georgia recorder, executed by Seller;

                    (p) a letter from Seller advising the vendors under the Service Contracts assigned and assumed pursuant to the Service Contract Assignment of the change in ownership of the Property and of such assignment and assumption;

                    (q) a letter from Seller or its property manager advising the vendors under those Service Contracts not assigned and assumed pursuant to the Service Contract Assignment of the change in ownership of the Property and the fact that Seller is terminating such Service Contracts, effective as of Closing;

                    (r) all of Seller's correspondence to and from tenants under the Leases that is located at the Regional Office, if any, together with copies of billings to tenants that are located at the Regional Office, if any;

                    (s) all of Seller's vendor files located at the Regional Office with respect to assigned Service Contracts, if any (to be delivered to Purchaser at Closing or at the Property);

                    (t) four (4) counterparts of an assignment and assumption of the Intangibles and the Name in the form of Exhibit P attached hereto (the "Intangibles Assignment") executed by Seller; and

                    (u) originals, to the extent in Seller's possession, of all warranties, bonds, certificates, licenses and permits assigned hereunder (or copies if originals are unavailable).

               (ii) Purchaser. Purchaser shall deliver or cause to be delivered to Seller at Closing:

                    (a)  the funds required pursuant to Section 2(B) above;

                    (b) four (4) counterparts of the Lease Assignment, executed by Purchaser;

                    (c) four (4) counterparts of the Service Contract Assignment, executed by Purchaser;

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                    (d)  four (4) counterparts of the Closing Statement,
                         executed by Purchaser;

                    (e) copies of any executed Estoppel Certificates received by Purchaser as of the Closing Date, if any;

                    (f)  the Transfer Tax Declaration, executed by Purchaser;
                         and

                    (g) four (4) counterparts of the Intangibles Assignment, executed by Purchaser.

          C.   Closing Prorations and Adjustments.

               (i) The following items are to be prorated or adjusted (as appropriate) as of the Closing Date, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on the day preceding the Closing Date and Purchaser shall be the owner of the Property on the Closing Date; provided, however, that if Seller receives the Purchase Price in immediately available funds after 4:00 p.m., Chicago time on the Closing Date, then, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on the Closing Date and Purchaser shall be deemed the owner of the Property on the day after the Closing Date:

                    (a) real estate and personal property taxes and assessments (on the basis of the fiscal period in which Closing occurs);

                    (b) (i) the "minimum" or "base" rent payable by tenants under the Leases ("Base Rent"); provided, however, that rent and all other sums which are due and payable to Seller by any tenant but uncollected as of the Closing shall not be adjusted, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected, subject, however, to the remaining provisions of this
                         Section 4(C)(i)(b). At Closing, Seller shall deliver to Purchaser a schedule (the "Closing Delinquency Schedule") of all such past due but uncollected rent and other sums owed by tenants, including any "Operating Expense Reimbursements" (defined below) owed to Seller by tenants (collectively, the "Past Due Rents"). Purchaser shall include the amount of the Past Due Rents in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Purchaser shall promptly remit to Seller any such Past Due Rents (net of reasonable actual costs incurred by Purchaser to unaffiliated third parties in connection with such collection) paid by tenants set forth on the Closing Delinquency

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                         Schedule, but only if the applicable tenants are
                         otherwise current in the payment of all obligations due for the period following Closing. The amount of any Base Rents and Operating Expense Reimbursements to be paid by any tenant shall be paid in accordance with such tenant's Lease as now existing (Purchaser hereby covenanting and agreeing not to modify the Leases after Closing to change the date and/or method for payment of amounts attributable to the period prior to Closing until after the occurrence of the reprorations described in Section 4(C)(iii) below). Provided that Purchaser is complying with its obligations herein with respect to the Past Due Rents, Seller shall not be permitted (during said six month period) to institute any collection actions against any tenants whose Lease has not terminated or any tenants that are still in valid possession of the premises demised under their Lease, but Seller may continue any such action provided such action does not affect the tenant's possession or involve enforcing a landlord's lien or result in termination of the Lease in question.

                           Uncollected reimbursements by tenants of real estate
                         taxes, common area maintenance, utility charges, water and sewer charges, insurance, and all other charges to or contributions by tenants under the Leases other than Base Rent (such costs and expenses being collectively referred to herein as the "Operating Expenses" and the amount reimbursable by tenants under the Leases whether or not paid being collectively referred to herein as, the "Operating Expense Reimbursements") which shall be shown on the Closing Delinquency Schedule shall be prorated as follows: the amount of Operating Expense Reimbursements to be paid by any tenant shall be paid in accordance with such tenant's Lease as now existing (Purchaser hereby covenanting and agreeing not to modify the Leases after Closing to change the date and/or method for payment of amounts attributable to the period prior to Closing until after the occurrence of the reprorations described in Section 4(C)(iii)) and Purchaser shall, after Closing, promptly pay to Seller its prorata portion of such Operating Expense Reimbursement, based upon apportionment being made as of the Closing Date, promptly after the date when such Operating Expense Reimbursement is received from the tenant but only if the applicable tenant is otherwise current in the payment of all obligations due for the period following Closing;

                         (ii) To the extent not set forth on the Closing Delinquency Schedule, "percentage" or "overage" rent, shall be

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                         prorated as follows: percentage rent payable by
                         tenants, as collected, shall be prorated based upon actual percentage rent payable for such lease year under a Lease based upon the actual sales in each party's respective period of ownership, after taking into account each party's proportionate share of the breakpoint and/or any recaptures for calculating percentage rent under such Lease, such share to be determined on the basis of a per diem method of allocation. Upon receipt by Purchaser, Purchaser shall furnish to Seller copies of all sales reports from Tenants relative to the percentage rent, including, without limitation, all sales reports with respect to any Tenants whose lease years have expired as of the Closing but whose sales reports were not available on Closing and sales reports of any Tenants whose lease years expire after the Closing, and the amount of any percentage rent shall be paid in accordance with such Tenant's Lease as now existing, and Purchaser shall pay to Seller a pro rata portion of such percentage rent, calculated in the manner provided above, promptly after the date when such rent is received from the Tenant. Notwithstanding the foregoing, the allocation of sales used to compute percentage rent as of the Closing Date shall be based on "number of days" (instead of "actual sales") in the following circumstances: (i) for any Tenant that only reports sales on an annual basis, sales shall be prorated as of the Closing Date in proportion to the relative number of days in that Tenant's lease year occurring prior to and subsequent to the Closing Date; (ii) for any Tenant that only reports sales on a monthly basis, the sales for such Tenant with respect to the month of Closing shall be prorated as of the Closing Date in proportion to the relative number of days in the month of Closing occurring prior and subsequent to the Closing Date; and
                         (iii) for any Tenants that pay percentage rent only (in lieu of minimum or base rent) under its Lease, the sales for such Tenant with respect to the month of Closing shall be prorated as of the Closing Date in proportion to the relative number of days in the month of Closing occurring prior and subsequent to the Closing Date.

                    (c) (i) with respect to tenant improvement costs, allowances, rental abatements, leasing commissions or reasonable legal fees (collectively, "Lease Expenses") relating to "New Leases" (as hereinafter defined), Seller and Purchaser agree that such Lease Expenses shall be prorated over the term of any such New Lease with Seller being responsible for a portion of such Lease Expenses based on the ratio of Base Rent payments payable to Seller

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                         through the Closing Date to the total Base Rent payable
                         over the term of the particular New Lease which amount Seller shall either credit Purchaser at Closing or provide proof that such Leasing Expenses have been paid to the appropriate parties and, in the event that Seller has paid or incurred such Lease Expenses prior to Closing, Purchaser shall reimburse Seller at Closing for the amount of any such Lease Expenses paid by Seller, based on the above-described proration;

                         (ii) Seller shall be responsible for and incur all Lease Expenses related to the existing Lease for the Tenant commonly known as "Paradise Island", which amount Seller shall either credit Purchaser at Closing or provide proof that such Leasing Expenses have been paid to the appropriate parties. To the extent Purchaser receives rent (whether by payment, or credit at Closing) for the Sherwin Williams Lease applicable to the period from and after Closing ("Sherwin Williams Rent"), then Purchaser shall pay (promptly after expiration of the Paradise Island abatement period) to Seller the amount equal to the Sherwin Williams Rent up to the amount of any rental abatement under the Paradise Island Lease with respect to the period after the Closing Date.

                    (d) the amount of the Security Deposits and Security Deposit Interest held by Seller as of the Closing Date, if any, with Purchaser receiving a credit at Closing against the Purchase Price in the amount of the Security Deposits and Security Deposit Interest held by Seller as of the Closing Date, if any;

                    (e) water, sewer, electric, telephone and all other utility and fuel charges, fees and use charges, fuel on hand (at cost plus sales tax), and any assignable deposits with utility companies (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date);

                    (f)  amounts due and prepayments for not more than thirty
                         (30) days in advance under the Service Contracts;

                    (g)  assignable license and permit fees;

                    (h) Purchaser shall receive a credit in the amount of $64,764.19 (or such lesser amount claimed by Kroger with respect to roof repairs pursuant to its Estoppel Certificate) representing the remaining reimbursement due to Kroger by the landlord in connection with certain roofing repairs performed by Kroger to its premises and Purchaser shall be responsible for paying such amount to Kroger when due;

                    (i) Purchaser will pay to Seller, promptly upon receipt, any amounts it receives from Paradise Island in payment of the $2500 owed by Paradise Island to the landlord for signage costs; and

                    (j) other similar items of income and expenses of operation.

             (ii) Notwithstanding any other provision of this Section 4(C) and subject to Sections 4(C)(iii) below, Seller shall in all events be entitled to retain Operating Expense Reimbursements paid by tenants for Operating Expenses charged to tenants under the Leases as of the Closing.

             (iii) As soon as practical after Closing, but in no event later than August 1, 1998, Seller and Purchaser shall, with respect to any amounts paid, prorated or adjusted at Closing pursuant to Section 4(C)(i) above based on estimates or formulae, as applicable, jointly determine and reapportion such amounts in accordance with Section 4(C)(i) above upon determination of the actual costs or expenses with respect thereto. In the event that the amount credited to Purchaser by Seller at Closing exceeds the amount of the credit that Purchaser should have received had such actual amounts been available at Closing, Purchaser shall promptly remit such excess amount to Seller. In the event that the amount of Operating Expense Reimbursements retained by Seller at Closing is less than the amount of Operating Expense Reimbursements to which Seller is entitled after calculation of Seller's share of actual Operating Expenses for the period prior to Closing, Purchaser shall (x) to the extent such amounts have already been collected by Purchaser from the tenants, promptly remit such amounts to Seller, and (y) to the extent such amounts have not yet been collected from tenants, Purchaser shall promptly bill the tenants for such amounts and continue to bill such tenants for such amounts each month for six (6) months thereafter, and, promptly upon receipt thereof, pay such amounts to Seller. In the event that: (1) the amount credited to Seller by Purchaser at Closing exceeds the amount of the credit that Seller should have received at Closing had such actual amounts been available at Closing; and/or (2) the amount of the Operating Expense Reimbursements retained by Seller at Closing exceed the amount of the Operating Expense Reimbursements that Seller should have retained at Closing had the actual amounts of Operating Expenses for the period prior to Closing been available at Closing, Seller shall remit such excess amounts (net of amounts due Seller from any tenant) to Purchaser and Purchaser shall be thereafter obligated to promptly remit the applicable portion to the particular tenants entitled thereto (and Purchaser shall indemnify, defend and hold Seller, its beneficiaries, their partners, and their respective directors, officers, employees and agents, and each of them, harmless from and against any losses, claims, damages and liabilities [including, without limitation, reasonable attorneys' fees and expenses incurred in connection therewith] arising out of or resulting from Purchaser's failure to remit any amounts to tenants that Purchaser is obligated to so remit in accordance with this
                    Section 4(C)(iii)).

              (iv) If Seller has not received all Past Due Rents or other amounts owed to Seller by tenants within six (6) months after the Closing Date, Seller at its sole cost and expense, shall be entitled at any time within the twelve (12) month period after such date to commence such actions not affecting possession or enforcing landlord's liens or resulting in termination of the Lease in question as Seller shall desire to collect any such Past Due Rents or other amounts owed to Seller by Tenants, and Purchaser shall cooperate with Seller in any such action.

               (v) For purposes of this Section 4(C), the amount of any expense credited by one party to the other shall be deemed an expense paid by that party. The terms and provisions of this Section 4(C) shall survive Closing and the delivery of the Deed.

          D.  Transaction Costs.

               Seller shall be responsible for and pay upon Closing (i) one-half of the cost of the Updated Survey, (ii) one-half of the transfer taxes or documentary stamps owed in connection with the Deed (and Seller and Purchaser shall timely execute and deliver such forms and returns as are necessary in connection therewith), (iii) one-half of the base cost of the owner's title insurance policy (the "Owner's Policy") to be delivered to Purchaser in accordance with the provisions of the marked-up title commitment described in
Section 3(A) above, it being understood that Seller shall not be obligated to pay for any endorsements requested by Purchaser, (iv) one-half of Title Insurer's standard escrow fees (the "Escrow Fees"), if any, (v) one-half of Title Insurer's fee (the "GAP Fee"), if any, to perform a "New York Style" closing in which the Title Insurer insures the "gap" period between the date of the most recent date down of the title commitment and the Closing Date and issues a marked-up title commitment at Closing, and (vi) charges to record releases of Seller's existing mortgage financing. Purchaser shall be responsible for and pay upon Closing (i) one-half of the cost of the Updated Survey, (ii) one-half of the transfer taxes or documentary stamps owed in connection with the Deed, (iii) title insurance premiums for any endorsements requested by Purchaser, (iv) one-half of the cost of the Owner's Policy, (v) one-half of the Escrow Fees, (vi) one-half of the GAP Fee, and (vii) any remaining recording charges, together with all other charges customarily paid by a purchaser of improved real estate in the State of Georgia, whether or not the Closing occurs. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys.

          E.   Possession.

               Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject only to such matters as are permitted by or pursuant to this Agreement.

     5.    CASUALTY LOSS AND CONDEMNATION

          If, prior to Closing, the Property or any part thereof shall be taken or condemned (or a condemnation is threatened in writing), or destroyed or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. In such event, provided that either: (i) the reasonable cost to restore the Property due to such damage or destruction is greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or (ii) such damage or destruction permits the tenants known as Kroger or Service Merchandise to (x) terminate its Lease or (y) abate a portion of its rent under any such Leases and the insurance proceeds that would be paid to Purchaser as described below in this Section 5 do not include rental interruption payments for all such abated amounts (items (i) and (ii) are each referred to herein as a "Material Casualty") or (iii) a taking or condemnation materially, adversely affects the value of the Property or includes any taking of parking or access (item (iii) is referred to hereinafter as a "Material Condemnation"), then Purchaser shall have the option to terminate this Agreement by delivery of a written termination notice to Seller within twenty (20) days after Seller's delivery to Purchaser of its notice of a Material Condemnation or the occurrence of a casualty loss. If (a) the damage or destruction is not a Material Casualty, (b) a taking or condemnation is not a Material Condemnation, or (c) Purchaser does not elect to terminate this Agreement pursuant to the provisions of the preceding sentence (time being of the essence with respect to any such election), then Seller and Purchaser shall consummate the transaction contemplated by this Agreement without abatement of the Purchase Price and Purchaser shall be entitled to approve the terms of any insurance settlement, such approval not to be unreasonably withheld or delayed, and to receive at Closing the taking, condemnation or insurance proceeds (or an assignment of the right to such proceeds) (less any costs incurred or income lost by Seller as a result of such occurrence) together with a credit against the Purchase Price in an amount equal to the amount of any deductibles payable under applicable casualty insurance and Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement pursuant to the provisions of this Section 5 and Purchaser is not in default under this Agreement, the Earnest Money shall be returned to Purchaser by the Escrowee, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any further rights or obligations under this Agreement; provided, however, that the foregoing shall not limit Seller's recourse against Purchaser under Sections 6, 8 and 11(J).

     6.   BROKERAGE

          Seller, pursuant to a separate written agreement, is obligated to pay upon Closing (but not otherwise) a brokerage commission to Ben Carter Associates, Inc. ("Broker") for services rendered in connection with the sale and purchase of the Property. Seller shall indemnify and hold Purchaser harmless from and against any and all claims of Broker related to the purchase and sale of the Property, including, without limitation, reasonable attorneys' fees and expenses incurred by Purchaser in connection with such claim. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all brokers and finders (other than a claim by Broker against Seller of the type described in the preceding sentence, which claim Seller shall be obligated to indemnify Purchaser against in accordance with the preceding sentence) claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, reasonable attorneys' fees and expenses incurred by the indemnified party in connection with such claim.

     7.   DEFAULT AND REMEDIES

          A.   Seller's Failure.

               (i) Notwithstanding anything to the contrary contained in this Agreement, if (1) Seller fails to perform in accordance with the terms of this Agreement and the Closing does not occur as a result of such failure, and (2) Purchaser is not otherwise in default hereunder, then, as Purchaser's sole and exclusive remedy hereunder and at Purchaser's option, either (x) the Earnest Money shall be returned to Purchaser, in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except as provided in Sections 6, 8 and 11(J), or (y) upon notice to Seller not less than thirty (30) days after the date then scheduled for Closing hereunder, and provided an action is filed within ninety (90) days thereafter, Purchaser may seek specific performance of this Agreement, but not damages. Purchaser's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (x) above.

               (ii) In the event that Seller has, prior to Closing, sold and conveyed the Property in violation of this Agreement and this Agreement has not been terminated in accordance with any provision of this Agreement and, as a result of such sale and conveyance, the remedy of specific performance is not available to Purchaser, Purchaser shall be entitled to pursue a claim against Seller due to Seller's failure to perform in accordance with the terms of this Agreement. Furthermore, in the event that Seller's failure to perform in accordance with the terms of this Agreement as described in Section 7(A)(i) above is as a result of an intentional, willful and bad faith breach by Seller, the remedy of specific performance is available and Purchaser does not seek specific performance in accordance with clause (y) of Section 7(A)(i) above, Purchaser shall be entitled to pursue a claim for damages against Seller for reimbursement of actual, out of pocket expenses incurred in connection with its proposed purchase of the Property as contemplated in this Agreement, of up to One Hundred Thousand Dollars.

          B. If (i) Purchaser fails to perform in accordance with the terms of this Agreement and Closing does not occur, and (ii) such failure is not as a result of a default by Seller in its obligations hereunder, the Earnest Money may be retained by Seller as liquidated and agreed-upon damages and as Seller's sole and exclusive remedy with respect thereto at which time this Agreement shall terminate and be of no further force and effect; provided, however, that the foregoing shall not limit Seller's recourse against Purchaser under Sections 6, 8 and 11(J) above. Purchaser and Seller acknowledge and agree that (1) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (2) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (3) Purchaser seeks to limit its liability under this Agreement to the amount of the Earnest Money in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (4) the Earnest Money shall be and constitute valid liquidated damages.

          C. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other punitive, consequential or special damages.

     8.   PURCHASER'S INSPECTION AND REVIEW OF THE PROPERTY

          A. Purchaser shall have until expiration of the Due Diligence Period, within which to satisfy itself as to all matters concerning its acquisition, ownership and operation of the Property, including, without limitation, matters concerning title, survey, zoning, subdivision laws, environmental matters, review and approval of leases, contracts and financial matters affecting the Property, existence of all required licenses, permits and approvals, approval of the condition of the improvements on the Property, all soil, landscaping and other physical conditions of the Property, availability and sufficient quantities of all utilities, and other matters in its discretion. From the date this Agreement is executed until the Closing, Seller hereby grants to Purchaser and its agents full access to the Property and all of Seller's operational and financial records pertaining to the Property in order to conduct such inspections, samplings and tests as Purchaser deems necessary. Purchaser's right of inspection pursuant to this Section 8.A. shall be subject to the rights of tenants under the Leases and other occupants and users of the Property. No physical samplings shall be undertaken without twenty-four (24) hour prior oral notice to Seller and Seller's prior consent. Seller shall have the right to be present at any inspections involving physical samplings.

          B. In the event Purchaser gives written notice to Seller and Escrow Agent on or before 5:00 CST on the last day of the Due Diligence Period that it elects to terminate this Agreement pursuant to Section 8.A. hereof, the Earnest Money theretofore deposited (less $100.00 as consideration to Seller for entering into this Agreement) shall be returned to Purchaser, and neither party shall have any further obligation to the other, except as set forth herein. If Purchaser fails to give such notice on or before 5:00 CST on the last day of the Due Diligence Period, Purchaser shall be deemed to have waived its right to terminate this Agreement under Section 8.A.

          C. All of the tests, investigations and studies to be conducted under this Section 8 by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall have no liability to cure or remediate any condition discovered by Purchaser other than to restore the Property to the condition existing prior to the performance of such tests or investigation. Purchaser shall defend, indemnify and hold Seller and any affiliate, partner or parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate, partner or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all damage, liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property or otherwise caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Notwithstanding anything contained herein to the contrary, the terms of Section 8 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

          D. Purchaser acknowledges that it will have, prior to Closing, had an opportunity to inspect the Property, review the Leases, the Service Contracts, all disclosures provided by Seller and make such other inquiries and investigations and obtain such reports and analyses it deemed adequate in connection with its decision to purchase the Property, and, as a result thereof, Purchaser, agrees that, except as otherwise specifically set forth in this Agreement, it shall purchase the Property in its "AS IS, WHERE IS" condition, subject to ordinary wear and tear and as more particularly provided in Section 11(H).

     9.   ESTOPPEL CERTIFICATES

          A. Seller shall on or about December 5, 1997 send estoppel certificates (individually, an "Estoppel Certificate" and collectively, the "Estoppel Certificates") in the form of EXHIBIT E attached hereto (the "Form Tenant Estoppel Certificate") to each tenant occupying space at the Property as of the date of this Agreement.

          B. It shall be a condition precedent to Purchaser's obligation to purchase the Property pursuant to this Agreement that Seller provide to Purchaser, at Closing, Estoppel Certificates, dated no more than thirty (30) days prior to Closing, executed by (i) the tenants known as Kroger, Service Merchandise, Burger King, Ethan Allen, Old Country Buffet and Chuck E. Cheese ("Major Tenants") and (ii) tenants (excluding Sherwin-Williams) occupying not less than fifty percent (50%) of the remaining net usable square footage of leased space at the Property as of the date of this Agreement (together with Major Tenants, collectively, the "Required Tenants"). The Estoppel Certificates executed by tenants shall be in substantially the form of the Form Tenant Estoppel Certificate (showing no material defaults which Seller does not commit to cure (by a method agreed to by Purchaser) or cure by Closing) and not materially inconsistent with the Rent Roll and any other representations made herein by Seller with respect to the Leases, except that (i) an Estoppel Certificate executed by a tenant shall be deemed an acceptable Estoppel Certificate for purposes of this Section 9 as long as it (x) is in the form or contains such specified information as the Lease requires the tenant to provide and Seller may not require additional information (except that the Kroger Estoppel Certificate will not be acceptable in any event if it does not contain a statement setting forth that it is due no more than $64,764.19 in connection with the roof repairs unless Seller agrees to credit Purchaser for the amount of any excess so claimed) and/or (y) does not contain item 16 from the Form Tenant Estoppel Certificate (unless Seller has, pursuant to the Lease, the right to require the tenant to include such statement). Furthermore, an estoppel certificate shall be deemed an acceptable Estoppel Certificate for purposes of this Section 9 if it contains the qualification by the tenant of any statement as being to its knowledge or as being subject to any similar qualification (the aforesaid acceptable Estoppel Certificates to be delivered are collectively referred to as the "Required Estoppel Certificates").

          C. In the event that Seller is unable to provide the Required Estoppel Certificates to Purchaser at the Closing and Seller has provided Estoppel Certificates from the Major Tenants, Purchaser or Seller may, at its option, elect that Seller execute and deliver to Purchaser certificates (individually, a "Seller Estoppel Certificate", and, collectively, the "Seller Estoppel Certificates") substantially in the form as the certificate attached hereto as Exhibit M

(the "Form Seller Estoppel Certificate") covering the particular tenants necessary so that Purchaser shall receive, at Closing, Required Estoppel Certificates and Seller Estoppel Certificates with respect to the Required Tenants (except that Seller may not elect to deliver a Seller Estoppel Certificate for Sherwin-Williams). In the event that Purchaser or Seller makes such election, Seller shall have the right to designate the particular tenants for which Seller shall deliver Seller Estoppel Certificates. In the event that Purchaser or Seller elects that Seller deliver such Seller Estoppel Certificates, each certification therein shall survive for a period terminating on the earlier of (i) one hundred eighty (180) days from the Closing Date, or
(ii) the date on which Purchaser has received an executed Required Estoppel Certificate signed by the Tenant under the Lease in question which complies with the requirements of this Section. If Purchaser receives an estoppel certificate which contains some but not all of the matters set forth in the Estoppel Certificate for tenants other than Major Tenants (a "Partial Certificate") and Seller provides a Seller Estoppel Certificate for such tenant, then (i) if the Partial Certificate is received prior to Closing, the Seller Estoppel Certificate may omit the matters contained in the Partial Certificate and (ii) if the Partial Certificate is received after Closing, Seller's Estoppel Certificate shall cease to survive as to the matters contained in the Partial Certificate. In addition, in the event that Seller has delivered a Certified Lease Instrument at Closing as to all or a portion of a Lease for which an Estoppel Certificate is not provided at Closing and Purchaser receives, after Closing, an executed Estoppel Certificate signed by the Tenant under such Lease which confirms the accuracy of the Certified Lease Instrument delivered with respect to such Lease, then the liability of Seller under the certificate delivered with such Certified Lease Instrument shall terminate upon the date on which Purchaser has received the aforesaid Estoppel Certificate.

          D. In the event that Seller is unable to provide to Purchaser the Required Estoppel Certificates at Closing and neither Purchaser nor Seller elects that Seller provide Seller Estoppel Certificates to Purchaser in accordance with Section 9(C) above, Purchaser may either: (x) elect not to purchase the Property, in which event this Agreement terminate and be of no further force and effect, the Escrowee shall promptly return the Earnest Money to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement, provided, however, that the foregoing shall not limit Seller's recourse against Purchaser under Sections 6, 8 or 11(J); or (y) elect to purchase the Property notwithstanding Purchaser's decision not to require Seller to provide the Required Estoppel Certificates, in which event Seller shall not be obligated to provide any additional Estoppel Certificates to Purchaser after Closing.

          E. If any Estoppel Certificates or Seller Estoppel Certificates contain statements or allegations that a default or potential default exists on the part of Seller under the Lease in question or contain information inconsistent with any representations of Seller contained in this Agreement and Purchaser elects to close the purchase and sale transaction contemplated herein notwithstanding the existence of such statements, allegations or information, then such Estoppel Certificates and/or Seller Estoppel Certificates shall be deemed acceptable for purposes of this Section 9, notwithstanding the existence of such allegations, statements or information and Seller shall have no liability to Purchaser hereunder with respect to the existence of such allegations, statements or information. If any Estoppel Certificate contains statements confirming any of Seller's representations or warranties, then Seller shall be relieved of any liability with respect to such representations or warranties to the extent confirmed in the Estoppel Certificate.

     10.  REPRESENTATIONS AND WARRANTIES
          ------------------------------

          A. Seller represents and warrants to Purchaser that, as of the date hereof (or as of such other date set forth below) and as of Closing, the following:

               (i) To the Actual Knowledge of Seller (as hereinafter defined), except as set forth on EXHIBIT I attached hereto, Seller has received no written notice from any governmental authority of any violation of any, state or federal law, rule or regulation concerning the Property or any part thereof which has not been cured prior to the date of this Agreement.

               (ii) To the Actual Knowledge of Seller, and except for the property management agreement that will be terminated by Seller effective as of Closing, the list attached hereto as EXHIBIT D lists all of the maintenance, management, service, advertising and other contracts and agreements with respect to the ownership and operation of the Property, the vendor under each such contract or agreement, a description of the service provided thereunder and, if such contract or agreement is written, the date of the contract or agreement.

               (iii) To the Actual Knowledge of Seller, except as set forth on
                     EXHIBIT J attached hereto, Seller is neither a party to any existing litigation with respect to the Property nor has it received written notice of any pending litigation with respect to the Property.

               (iv) Seller has the requisite power and authority to enter into this Agreement and consummate the transaction contemplated in this Agreement.

               (v) To the Actual Knowledge of Seller, Seller has received no written notice of any pending condemnation proceedings affecting the Property.

               (vi) To the Actual Knowledge of Seller, (a) the list (the "Rent Roll") attached hereto as Exhibit L accurately sets forth the information thereon as of the date of this Agreement and (b) Seller has delivered true and correct copies of the Leases to Purchaser.

               (vii) Except: (1) as set forth on EXHIBIT O attached hereto, and/or (2) as set forth in any New Lease approved (or deemed to be approved) by Purchaser hereunder, or (3) in any commission or leasing agreement approved (or deemed to be approved) by Purchaser hereunder, no commission or other compensation is presently payable, or in the future will become payable by Seller or any other owner of the Property, to any broker or finder in connection with any Lease pursuant to any agreement currently in effect (in amplification of, and without limitation of, Section 11 below, no third parties shall have the benefit of this Section 10(A)(vii), nor is the representation and warranty set forth in this Section 10(A)(vii) made with the intent that any person or entity other than Seller and Purchaser shall rely on this Section 10(A)(vii)).

            (viii)  Seller is not a "foreign person" within the meaning of
                    Section 1445 of the Internal Revenue Code of 1986, as amended.

            (ix)    Seller has no employees working at the Property.

            (x) The Property is not subject to any union or collective bargaining agreements that will be enforceable against any owner of the Property after Closing.

            (xi) Seller has not instituted any currently pending real estate tax appeal (or similar proceedings) affecting the Property.

            (xii) To the Actual Knowledge of Seller and except as set forth on Exhibit L attached hereto, (A) no tenant is in default in the payment of rent or additional rent, (B) no tenant is in material default under any of its other obligations under its respective Lease, and (C) Seller is not in material default under any Lease.

            (xiii) To the Actual Knowledge of Seller, Seller has received no written notice of a default by Seller, or any other claim against Seller, under any recorded easement, license, or right of way agreement benefiting or burdening the Property.

            (xiv) To the Actual Knowledge of Seller, except for the Leases, the Service Contracts, Permitted Exceptions and agreements described on Exhibit O there are no other contract or agreement affecting the Leases or the Property, or the operation or use thereof which will be binding on Purchaser or the Property after the Closing.

            (xv) To the Actual Knowledge of Seller, there is no violation of any restriction, exclusive use or prohibited use contained in any instrument affecting or benefiting the Property.

            (xvi)   Seller is deemed a resident of Georgia under O.C.G.A.
                    Section 48-7-128. At Closing, Seller will execute and deliver a Seller's Certificate of Exemption in the form annexed hereto as Exhibit Q.

            (xvii) The remaining reimbursement due Kroger by Seller in connection with certain roofing repairs performed by Kroger is no more than $64,764.19.

          B. When used in this Agreement, the term "Actual Knowledge of Seller" shall mean and be limited to the actual (and not imputed, implied or constructive) current actual knowledge of George Touras and Robert Tanaka. Notwithstanding anything herein to the contrary, neither George Touras and Robert Tanaka shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement or any of Seller's representations and/or warranties herein being or becoming untrue, inaccurate or incomplete in any respect. Any knowledge of or notice given to any of Seller's other agents, servants or employees shall not be imputed to Seller.

          C. The representations and warranties set forth in this Section 10, and the certifications set forth in the Seller's Estoppel Certificates shall, subject to the provisions of Section 9(C) and Section 10(E), survive the Closing and the delivery of the Deed for a period of one hundred eighty (180) days from the Closing Date ("Expiration Date") and the certifications of Seller made in the certificates attached to the Certified Lease Instruments and the certificates attached to the Certified Service Contracts shall survive the Closing and the delivery of the deed for a period of one year from the Closing Date, subject to the provisions of Section 9(C) and 10(E). Notice of any claim as to a breach of any such representations or warranties or with respect to material inaccuracy in the certifications of Seller made in the certificates attached to the Certified Lease Instruments or the certifications of Seller made in the certificates attached to the Certified Service Contracts must be made to Seller prior to the expiration of the applicable survival period as set forth in the previous sentence or Purchaser shall be deemed to have waived the right to assert such claim. Notwithstanding the two (2) preceding sentences of this
Section 10(C) and subject to Section 9(C) and Section 10(E), to the extent that any of the representations and warranties set forth in this Section 10, the certifications of Seller made in the certificates attached to the Certified Lease Instruments, the certificates attached to the Certified Service Contracts and the certifications set forth in the Seller's Estoppel Certificates contain information necessary to accomplish any of the reprorations described in Section 4(C)(iii) and subsequent billings and/or refunds payable to tenants in connection with such reprorations, then the portion of such representations, warranties and certifications necessary to accomplish such reprorations, billings and refunds shall, subject to Section 9(C) and Section 10(E) below, survive (such survival period being the "Reproration Survival Period") until the earlier of (i) thirty (30) days after the date of such reprorations, billings and/or refunds, and (ii) December 31, 1998. Notice of any claim as to a breach of any representations, warranties or certifications necessary to describe the reprorations, billings and refunds described in the preceding sentence must be made to Seller prior to the expiration of the Reproration Survival Period or it shall be deemed a waiver of the right to assert such claim.

          D. Seller does not represent and warrant that any particular Service Contract or (subject to Section 10G) any Lease will be in force or effect as of the Closing or that tenants under Leases or the parties to the Service Contracts will not be in default under their respective Leases or Service Contracts, and neither the existence of any default by any tenant under its Lease nor the default of any party under any Service Contract shall affect the obligations of Purchaser hereunder; provided, however, the foregoing shall not affect the conditions contained in Section 9 above.

          E. In the event that, prior to Closing, Purchaser obtains, pursuant to any written instrument or other written information, knowledge or notice that Seller is in breach of any of the representations and warranties set forth in
Section 10(A) above, or that the
information set forth in the Certified Service Contracts, the Certified Lease Instruments or any Seller Estoppel Certificates is untrue and the Closing occurs, then such representation, warranty or Certificate shall be deemed modified accordingly and if Purchaser closes, Purchaser shall be deemed to have waived such breach or inaccuracy. If Purchaser elects not to close as a result thereof, then subject to Section 7A(ii) as Purchaser's sole remedy, the Earnest Money shall be paid to Purchaser in which event this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement except as provided in Sections 6, 8, and 11(J).

          F. Purchaser represents and warrants to Seller than as of the date hereof and as of Closing that Purchaser has the requisite power and authority to enter this Agreement and consummate the transaction contemplated in this Agreement.

          G. If on or prior to the Closing any Major Tenant has vacated its space or is a debtor in a bankruptcy proceeding, Purchaser may elect to cancel this Agreement in which event the Earnest Money shall be returned to Purchaser and thereafter neither Seller nor Purchaser shall have any further rights or obligations under this Agreement except as provided in Sections 6, 8 or 11(J).

     11.  MISCELLANEOUS

          A. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of Purchaser and Seller. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

          B. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without the written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller except for an assignment of the type described in the next sentence. Purchaser shall be permitted to assign its rights and obligations under this Agreement to an entity (a "Permitted Assignee") controlled by or under common control with Purchaser or to a client of DRA Advisors, Inc. and, upon such an assignment such Permitted Assignee shall execute and deliver an agreement to Seller in which such Permitted Assignee assumes all of the obligations of Purchaser under this Agreement. Upon an assignment of this Agreement to a Permitted Assignee: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the term "Purchaser" shall be deemed to include such Permitted Assignee. Subsequent to Closing, Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term "Seller" shall be deemed to include any assignee or other transferee of any Seller. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

          C. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

          D.  Time is of the essence of this Agreement.

     E. This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia.

     F. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile transmission, addressed as follows:

          1. If to Seller:

             c/o Equity Properties and Development Limited Partnership Two North Riverside Plaza
             Suite 1000
             Chicago, Illinois 60606
             Telephone: (312) 466-3635
             Facsimile: (312) 454-0359

             Attention: George Touras

             With a copy to:

             Rosenberg & Liebentritt, P.C.
             Suite 1515
             Two North Riverside Plaza
             Chicago, Illinois 60606
             Telephone: (312) 466-3598
             Facsimile: (312) 454-0335

             Attention: Douglas J. Lubelchek, Esq.

          2. If to Purchaser:

             DRA Advisors, Inc.
             1180 Avenue of the Americas
             18th Floor
             New York, NY 10036
             Telephone: (212) 764-3210
             Facsimile: (212) 764-1932

             Attention: Mr. David Luski

             With a copy to:

             Tenzer, Greenblatt LLP
             The Chrysler Building
             405 Lexington Avenue
             New York, New York 10174
             Telephone: (212) 885-5311
             Facsimile: (212) 885-5003

             Attention: Martin Luskin, Esq.

All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11(F).

     G. Omitted.

     H. Acknowledging the prior use of the Property and Purchaser's opportunity to inspect the Property and except as specifically provided in this Agreement, Purchaser agrees to take the Property "as is, where is" with all faults and conditions thereon. Any information, reports, statements, documents or records (collectively, the "Disclosures") provided or made to Purchaser or its constituents by Seller, its agents or employees concerning the condition of the Property shall not be representations or warranties. Purchaser shall not rely on such Disclosures, but rather, Purchaser shall rely only on its own inspection of the Property. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO
(A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME HERETOFORE DERIVED OR TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER.

     Purchaser, its successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action or claim for contribution or other action or claim against Seller or its affiliates, directors, officers, employees, agents, attorneys, or assigns (collectively, "Seller and its Affiliates") based on (a) any federal, state, or local environmental or health and safety law or regulation, including CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, (b) any discharge, disposal, release, or escape of any chemical, or any material whatsoever, on, at, to, or from the Property; or (c) any environmental conditions whatsoever on, under, or in the vicinity of the Property.

          I. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury.

          J. Purchaser acknowledges that all information (other than information which is publicly available) with respect to the Property furnished or to be furnished to Purchaser is, has been and will be so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall cause its employees, consultants, agents, directors, officers and other personnel and representatives to hold in strict confidence, and not disclose to any other party without the prior written consent of Seller or unless the Closing occurs: (i) any of the information with respect to the Property delivered to Purchaser by Seller or any of its agents, representatives or employees, or (ii) the existence of this Agreement or any term or condition thereof, or (iii) the results of any inspections or studies undertaken in connection herewith. In addition, neither Purchaser nor Purchaser's employees, consultants, agents, directors, officers and other personnel and representatives shall solicit offers to purchase the Property to any other party without the prior written consent of Seller and unless the Closing occurs. Notwithstanding the above, Purchaser may disclose such information to individuals or entities necessary for Purchaser to consummate the transaction contemplated herein (such as lenders, engineers, prospective management companies, environmental consultants, accountants and tax advisors) and as required by law. Purchaser shall instruct such parties to whom the existence of this Agreement or any information with respect to the Property is disclosed of the confidentiality provisions of this Section 11(J) and that such parties shall treat such information in compliance with this Section 11(J). In the event the Closing does not occur and this Agreement is terminated, Purchaser shall, upon written request by Seller, promptly return to Seller all copies of all such information without retaining any copy thereof or extract therefrom.

          K. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller's request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing. Seller hereby acknowledges that it shall not be entitled to rely on any such studies, reports, surveys, other information, data and/or documents.

          L.   Seller hereby covenants and agrees with Purchaser that:

               1. Prior to the expiration of the Due Diligence Period, Seller may enter into any New Lease (hereafter defined) provided (1) base rent exceeds seven dollars ($7.00) per square foot and (ii) a copy thereof is delivered to Purchaser at least five (5) days prior to expiration of the Due Diligence Period, and Purchaser's failure to terminate this Agreement under Section 8 shall be deemed Purchaser's approval of any such New Lease. From and after the end of the Due Diligence Period through the Closing, Seller shall deliver for Purchaser's review (a "New Lease Notice") a copy of any proposed new Lease, or any modification, amendment, restatement or renewal of any existing Lease (individually, a "New Lease" and collectively, "New Leases"), and Purchaser shall have the right to approve or disapprove of any New Lease by responding in writing to Seller's New Lease Notice within five (5) business days after Purchaser's receipt of the new lease notice. If Purchaser fails to approve or disapprove of such New Lease within such five (5) business day period, Purchaser shall be deemed to have conclusively approved of such New Lease, provided further that Purchaser shall be deemed to approve any amendment (including renewals and expansions) to any Lease which by the terms of such Lease is automatic or which seller is required to enter into pursuant to the terms of such lease, and any such document shall be deemed an approved New Lease.

     2. All tenant improvement costs and/or allowances and leasing commissions relating to New Leases entered into by Seller after the date of this Agreement which Purchaser approves (or is deemed to approve) in accordance with Section 11(L)(1) above shall be prorated in accordance with Section 4(C)(i)(c) above.

     3. Between the date of this Agreement and the Closing Date, Seller shall not enter into any Service Contracts unless they are cancelable by Seller prior to Closing.

     4. Between the date of this Agreement and the Closing Date, Seller shall maintain the liability and casualty insurance coverage with respect to the property in effect as of the date of this Agreement.

     5. Between the date of this Agreement and the Closing Date, Seller shall operate the Property in the normal course of Seller's business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted and subject to Section 5 above. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital improvements to the Property.

     6. Between the date of this Agreement and the Closing Date and except as required by law or by any of the instruments set forth on EXHIBIT B attached hereto or as otherwise permitted under this Agreement, Seller shall not grant an easement, right-of-way or license on, under or about the Property or for the use of the Property.

     7. Between five (5) days prior to the end of the Due Diligence Period and the Closing Date, Seller shall not apply any Security Deposit against any delinquent amounts owed by tenants and shall neither terminate any lease nor enter into an agreement with any tenant wherein such tenant is permitted to vacate the space demised under its Lease. Prior to five (5) days prior to the expiration of the Due Diligence Period, Seller may take any such action provided written notice thereof is delivered to Purchaser at least five (5) days prior to expiration of the Due Diligence period.

               8. Prior to Closing, Seller shall refund all amounts owed to, and validly claimed by, tenants for overpayment of Operating Expense Reimbursements with respect to real estate taxes for tax year 1996 and prior tax years.

               9. Effective as of Closing, any and all management agreements affecting the Property will be terminated.

          M. Notwithstanding anything to the contrary herein contained, Purchaser acknowledges that it is accepting the roof in "as is" condition and agrees that Seller shall have no obligation to perform any maintenance, repairs, or replacements with respect to said roof (except that Seller shall patch actual leaks in the roof occurring prior to Closing in accordance with past practice) and further agrees that any references to disrepair or other defects related to the roof in any Estoppel Certificate (other than the Estoppel Certificate for Service Merchandise (if the reference is related to its premises other than the storage area) or the Estoppel Certificate for Kroger) or Seller Estoppel Certificate (other than the Seller Estoppel Certificate for Service Merchandise (if the reference is related to its premises other than the storage area) or the Seller Estoppel Certificate for Kroger) will not cause such estoppel certificate to fail to comply with the requirements of Section 9.

          N. Seller and Purchaser hereby designate Escrowee to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause the Escrowee to execute at Closing, a Designation Agreement, designating Escrowee as the reporting person with respect to the transaction contemplated by this Agreement.

          O. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          P. Seller and Purchaser acknowledge and agree that neither this Agreement nor a memorandum thereof shall be recorded against the Property.

          Q. Purchaser acknowledges and agrees that any recovery against Seller that Purchaser may be entitled to as a result of any and all claims, demands or causes of action that Purchaser may have against Seller with respect to this Agreement and the transactions contemplated herein and the documents delivered at Closing shall be limited to direct and actual damages and only be recoverable against Seller to the extent of Seller's interest in the Property and the amount of the proceeds received by Seller from the sale of the Property to Purchaser. Neither Seller's partners nor affiliates, nor any of their shareholders, partners, officers, directors, agents or employees shall have any personal liability by reason of any matter whatsoever under, in connection with or arising out of this Agreement or the transactions contemplated herein and Purchaser waives for itself and anyone who may claim by, through or under Purchaser any and all rights to recover on account of any such personal liability.

          R.   OMITTED

          S. Except as specifically provided for herein, the representations, warranties, covenants and agreements of Seller set forth in this Agreement shall not survive the Closing.

          T.   OMITTED

          U. EXHIBIT O sets forth leasing commissions in connection with Leases. Seller and Purchaser acknowledge and agree that: (i) Purchaser shall assume those commissions designated as "Purchaser's Responsibility" thereon and shall not be obligated to assume at Closing such obligations designated as "Seller's Responsibility" thereon, or any other brokerage obligations in connection with the Leases, except as set forth in Section 4(C)(i)(c), (ii) in the event that a broker entitled to a commission seeks payment after Closing, the responsible party shall be obligated: (1) to either promptly pay such leasing commission to the broker or negotiate a settlement with such broker as to the broker's request for such a commission, and (2) to indemnify, defend and hold the other party harmless from and against claims of any such broker related thereto. Seller's obligations in the preceding sentence shall terminate on the Expiration Date. Notice of any claim by Purchaser with respect to the obligations of Seller set forth in this Section 11(U) must be made prior to the Expiration Date or it shall be a waiver of the right to assert such a claim. In the event that a party is obligated to act as provided in this Section 11(U), the other party agrees that it shall reasonably cooperate in order for the responsible party to pursue remedies against third parties for reimbursement of amounts paid by it. In amplification of, and without limitation of, Section 11(V) below, no third party shall have the benefit of this Section 11(U), nor are the agreements of Seller set forth in this Section 11(U) made with the intent that any person or entity other than Seller and Purchaser shall rely on this Section 11(U).

          V. Except as specifically provided herein, no third parties shall have the benefit of any of the provisions of this Agreement, nor is this Agreement made with the intent that any person or entity other than Seller and Purchaser shall rely hereon.

     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the date first above written.



                                       SELLER:


                                       FIRST CAPITAL INCOME PROPERTIES, LTD.
                                       - SERIES IX, a Florida limited
                                       partnership



                                       By:  First Capital Financial Corporation
                                          --------------------------------------
                                               its general partner

                                               By:______________________________


                                       PURCHASER:

                                       DRA ADVISORS, INC., a ___________________



                                       By:______________________________________

                                       Title:___________________________________

                           LIST OF EXHIBITS
                           ----------------

                         A -  Legal Description
                         B -  Permitted Exceptions
                         C -  Personal Property
                         D -  Service Contracts
                         E -  Form Tenant Estoppel Certificate
                         F -  Joint Order Escrow Agreement
                         G -  Assignment and Assumption of Leases and
                              Security Deposits
                         H - Assignment and Assumption of Service Contracts I - Notices of Violations of Laws
                         J -  List of Litigation
                         K -  Limited Warranty Bill of Sale
                         L -  Rent Roll
                         M -  Form Seller Estoppel Certificate
                         N -  Owner's Affidavit
                         O -  Commissions
                         P -  Assignment of Intangibles
                         Q -  Exemption Certificate

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                                   EXHIBIT B


                             PERMITTED EXCEPTIONS
                             --------------------


1.   Acts of Purchaser, and those claiming by, through and under Purchaser.

2. General and special taxes and assessments not yet due to payable as of Closing (but subject to apportionment or payment as described in Section 4(C) of the Agreement).

3. Rights of tenants under the Leases, as tenants only, and those having rights by, through and under said tenants under the Leases.

4. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5.   Matters disclosed by the Survey.

6. Covenants, conditions, restrictions and easements of record which do not render the Property unmarketable or adversely affect the use or value of the Property.

                                   EXHIBIT C


                               PERSONAL PROPERTY
                               -----------------

                                     NONE

                                   EXHIBIT D


                               SERVICE CONTRACTS
                               -----------------

                                   EXHIBIT E

                       FORM TENANT ESTOPPEL CERTIFICATE
                       --------------------------------

_______________________
_______________________
_______________________
_______________________
_______________________

First Capital Income Properties Ltd. -
Series IX,
Two North Riverside Plaza
Suite 1000
Chicago, Illinois  60606

Ladies and Gentlemen:

     At the request of First Capital Income Properties Ltd., - Series IX, a Florida limited partnership ("Landlord"), made in connection with the proposed sale of the property known as Richmond Plaza, Augusta, Georgia (the "Property") and Landlord's interest in the "Lease" (as hereinafter defined) to G&I Augusta LLC ("Purchaser"), the undersigned hereby certifies to Landlord and Purchaser as follows:

     1. The undersigned is the tenant under a lease with Landlord, dated __________, 19___, [as amended by _________________, dated __________, 19___
(collectively, the "Lease")][(the "Lease")] for suite(s) _______ at the Property (the "Premises").

     2.   A true and correct copy of the Lease is attached hereto as EXHIBIT A.

     3. The Lease sets forth the entire agreement between Landlord and the undersigned with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

     4. The monthly [base][minimum] rent of $________ due under the Lease has been paid through _______, 199__ and all additional rent (consisting of $_________ per month for estimated operating expenses and estimated real estate taxes) due under the Lease has been paid through ______________, 199__.

     5.   The Landlord is not in default under the Lease.

     6.   The expiration date of the Lease is ____________________, 19___.

     7. The amount of the security deposit currently held by Landlord under the Lease is $ _______________.

     8. There is no prepaid rent, except $ _____________ [explain to which period and type of rent such prepayment relates].

     9. The undersigned has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows:
_____________________________.

     10. The undersigned has no defenses, counterclaims, set-offs or concessions against rent or charges due or to become due under the Lease.

     11. The undersigned has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to _____ month's abatement of base rent, as of the date hereof] under the Lease.

     12. All work required to be performed by Landlord with respect to the Lease and in connection with the Premises or otherwise has been completed by Landlord to the satisfaction of Tenant except for _________________. All amounts to be paid by Landlord under the Lease with respect to work in the Premises has been paid by Landlord except for ________________.

     13. The "base year" for operating expense reimbursements and real estate taxes under the Lease is 19___.

     14. The undersigned has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property.

     15. To the undersigned's knowledge, the undersigned is not in default under the Lease.

     16. This Tenant Estoppel Certificate (this "Certificate") shall inure to the benefit of, and may be relied upon by, Landlord, Purchaser and Purchaser's mortgage lender ("Lender") (and/or Lender's trustee) and their respective successors and assigns.

     17. If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this Certificate and is the incumbent in the office indicated under this Certificate and is the incumbent in the office indicated under his or her name. In any event, the undersigned is duly authorized to execute this Certificate.

                                  Very truly yours,


                                  ______________________, Tenant

                                  By:_____________________________________
                                  ___________________, Title

                                  Date: ____________________, 1996

                                   EXHIBIT F

                         JOINT ORDER ESCROW AGREEMENT
                         ----------------------------

                                RICHMOND PLAZA
                               AUGUSTA, GEORGIA

                           Date: ________ ____,1997

TO:  Titleserv Agency of New York, Inc.




The amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00) (the "Initial Deposit") is deposited with you in escrow on behalf of DRA Advisors, Inc. the "Purchaser" under that certain Real Estate Sale Agreement (the "Contract"), dated _________ ____, 1997 with First Capital Income Properties Ltd. - Series IX, a Florida limited partnership, as the "Seller", with respect to the purchase and sale of the property commonly known as Richmond Plaza, Augusta, Georgia. The additional amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00) ("Additional Deposit") may subsequently be deposited with you in escrow by Purchaser (the Initial Deposit and Additional Deposit, together, the "Escrow Deposit").

As escrowee, you are hereby directed to hold, deal with and dispose of the Escrow Deposit in accordance with the following terms and conditions:

1. You are to hold the Escrow Deposit until: (a) you are in receipt of a joint order by the undersigned Seller and Purchaser as to the disposition of the Escrow Deposit; or (b) you are in receipt of a written demand (the "Demand") from either Seller or Purchaser for the payment of the Escrow Deposit or any portion thereof. Upon receipt of any Demand, you are directed to so notify the non-demanding party, enclosing a copy of the Demand. If within five (5) business days after the non-demanding party has received or is deemed to have received your notice of your receipt of the Demand, you have not received from the non-demanding party its notice of objection to the Demand, then you are to disburse the Escrow Deposit as requested by the Demand. If within said five business-day period you receive from the non-demanding party its notice of objection to the Demand, then you are to continue to hold the Escrow Deposit until you are in receipt of a joint order as aforesaid, but after sixty (60) days you may deposit the Escrow Deposit with a Court of competent jurisdiction.

2. Notwithstanding the foregoing, as escrowee, you are hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any Court, and in case you obey or comply with any such order, judgment or decree of any Court, you shall not be liable to either of the parties hereto or any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding these Escrow Instructions, to which you are or may at any time be a party, the undersigned Seller and Purchaser agree that the non-prevailing party shall pay to you upon demand all reasonable costs and expenses incurred by you in connection herewith but solely for costs incurred in your role as Escrowee.

3. Provided that the closing occurs, you shall not charge an escrow fee in connection with your role as Escrowee hereunder. In the event that the closing does not occur, you shall charge an escrow fee of no greater than $150.00, with one-half of such fee to be paid by Seller and one-half of such fee to be paid by Purchaser.

4. As escrowee, you shall invest the Escrow Deposit in an interest-bearing account with a federally-insured bank or savings and loan as association or as otherwise directed by both Purchaser and Seller in writing. Any interest earned on the Escrow Deposit, after you deduct your customary investment charges, shall become and be deemed to be a part of the Escrow Deposit. The FEIN of Purchaser is ___________________.

5. All notices or other communications hereunder shall be in writing and shall be personally delivered or sent by overnight courier (such as Federal Express), by facsimile transmission or by first class United States Mail, postage prepaid, registered or certified (return receipt requested) to the respective addresses for the Seller, Purchaser and escrowee as herein provided, together with copies to the attorneys for Seller and Purchaser at the addresses for such attorneys set forth in Paragraph 6 below. All notices given in accordance with the terms hereof shall be deemed received forty-eight (48) hours after posting, or when delivered personally or otherwise received.

6. Either Purchaser or Seller may act hereunder either directly or through its attorney. The attorney for the Purchaser is:

                            Tenzer Greenblatt, LLP
                            The Chrysler Building
                            405 Lexington Avenue
                            New York, New York 10174
                            Attention Daniel J. Mann, Esq.
                            Facsimile:  (212) 885-5001
                            Telephone:  (212) 885-5360

     The attorney for the Seller is:

                            Rosenberg & Liebentritt, P.C.
                            Two North Riverside Plaza
                            Suite 1515
                            Chicago, Illinois  60606
                            Attention:  Douglas J. Lubelchek
                            Facsimile:  (312) 454-0335
                            Telephone:  (312) 466-3598


7. This Escrow Agreement is being entered into to implement the Contract and shall not (nor be deemed to) amend, modify or supersede the Contract or act as a waiver of any rights, obligations or remedies set forth therein; provided, however, that you may rely solely upon these Escrow Instructions.

               [signature page to Joint Order Escrow Agreement]


                            PURCHASER:

                            DRA ADVISORS, INC., a ______________________

                    By:  _____________________________________

                    Title:
          _____________________________________


                    ADDRESS OF PURCHASER:

                    1180 Avenue of the Americas
                    18th Floor
                    New York, New York 10036

               [signature page to Joint Order Escrow Agreement]

                         SELLER:

                         FIRST CAPITAL INCOME PROPERTIES, LTD. -
                         SERIES IX, a Florida limited partnership

                         By:___________________________________
                              its general partner

                              By:_____________________________


                         ADDRESS OF SELLER:

                         Two North Riverside Plaza, Suite 1000
                         Chicago, Illinois  60606
                         Attention:  George Touras
                         Facsimile:  (312) 454-0359
                         Telephone:  (312) 466-3635


ACCEPTED THIS ______ DAY OF ____________, 1997

ACCEPTED:
TITLESERV AGENCY OF NEW YORK, INC., a Escrowee


By: _____________________________
     Title: ________________________________

ADDRESS OF ESCROWEE:

TITLESERV, INC.
9 W. 57th Street
Suite 4950
New York, New York 10019
FAX: (212) 759-6696
Telephone:  (212) 759-6464

                                   EXHIBIT G


                           ASSIGNMENT AND ASSUMPTION
                        OF LEASES AND SECURITY DEPOSITS
                        -------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this "Assignment") is entered into as of the ______________ day of __________, 1997, by and between First Capital Income Properties Ltd., - Series IX, a Florida limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 and ________________________, a
_______________________ ("Assignee"), with an office at
________________________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Augusta, County of Richmond, State of Georgia, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Richmond Plaza".

     2. Leases. The "Leases" shall mean all leases affecting the Property, or any part thereof, including the leases listed on the rent roll (the "Rent Roll") attached to this Assignment as Exhibit B. "Lease" shall mean any one of the Leases.

     3. Security Deposits. "Security Deposits" shall mean all unapplied security deposits: (i) held by Assignor under the Leases in the form of a letter of credit and/or in a segregated bank account, and (ii) held by Assignor under the Leases for which Assignee has received a credit on the "Closing Statement" (as defined in the Contract). The Security Deposits are set forth on Exhibit C attached hereto.

     4. Security Deposit Interest. "Security Deposit Interest" shall mean all accrued but unpaid interest on the Security Deposits owed pursuant to applicable law and/or a particular Lease for which Assignee has received a credit on the Closing Statement.

     5. Contract. "Contract" shall mean that certain Real Estate Sale Agreement dated _______ ___, 1997 by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     6. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Leases, the Security Deposits and the Security Deposit Interest as applicable to the period from and after the date hereof.

     7. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Leases as applicable to the period from and after the date hereof, and Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits and the Security Deposit Interest if, when and as required by the Leases or otherwise by law. In addition, Assignee agrees to pay all of the brokerage fees, leasing commissions and tenant improvement costs and/or allowances set forth on EXHIBIT D attached hereto.

     8. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     9. Third Parties. Except as set forth in Section 11 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     10. Limited Liability. This Assignment is subject to Section 11(Q) of the Contract.

     11. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                       ASSIGNOR:



                                       ASSIGNEE:




                                   EXHIBITS
                                   --------

Property                              A - Legal Description of the
                                      B - Rent Roll
                                      C - Security Deposits
Allowances                            D - List of Commissions and
                                          payable after Closing

                                   EXHIBIT H


                ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
                ----------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS (this "Assignment") is entered into as of the ______________ day of __________, 1997, by and between First Capital Income Properties Ltd., - Series IX, a Florida limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a ________________ ("Assignee"),
with an office at ______________________________________________

     1. Property. The "Property" shall mean the real property located in the City of Augusta, County of Richmond, State of Georgia, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Richmond Plaza".

     2. Service Contracts. "Service Contracts" shall mean the service contracts entered into with respect to the ownership and operation of the Property that Assignee has assumed hereunder. The Service Contracts are listed on Exhibit B attached to this Assignment.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Service Contracts as applicable to the period from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Service Contracts as applicable to the period from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this

Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11(Q) of the Contract.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                                       ASSIGNOR:



                                       ASSIGNEE:

                                   EXHIBITS
                                   --------

                          A - Legal Description of Property
                          B - Service Contracts

                                   EXHIBIT I


                         NOTICES OF VIOLATIONS OF LAWS
                         -----------------------------


                                     NONE

                                   EXHIBIT J


                               LIST OF LITIGATION
                               ------------------


                                      NONE

                                   EXHIBIT K

                                 RICHMOND PLAZA
                                AUGUSTA, GEORGIA

                         LIMITED WARRANTY BILL OF SALE
                         -----------------------------


     THIS LIMITED WARRANTY BILL OF SALE (this "Bill of Sale") is executed as of the ____ day of _________, 1997, by FIRST CAPITAL INCOME PROPERTIES, LTD.-SERIES IX, a Florida limited partnership ("Seller"), having an office at Two North Riverside Plaza, Chicago, Illinois 60606, in favor of ______________________________________________ ("Purchaser"), having an office at _________________________________________________________.

     1. Property. The "Property" shall mean the real property located in the City of Augusta, County of Richmond, State of Georgia, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Richmond Plaza".

     2. Contract. The "Contract" shall mean that certain Real Estate Sale Agreement dated __________________, 199___ by and between Assignor, as Seller, and Assignee, as Purchaser, for the purchase and sale of the Property.

     3. Personal Property. The "Personal Property" shall mean the "Personal Property", as defined in Contract, including the items of personal property set forth in attached EXHIBIT C.

     4. Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser free of any liens or encumbrances other than those matters set forth on Exhibit B attached hereto (the "Permitted Exceptions"). Seller covenants and agrees to warrant and forever defend title to the Personal Property listed on Exhibit C unto Purchaser against all and every person or persons lawfully claiming the whole or any part thereof by, through or under Seller, and none other, but subject in any event to the Permitted Exceptions. Except as set forth in the two (2) preceding sentences, Seller makes no warranties or representations as to the Personal Property. The Personal Property is transferred "AS IS, WHERE IS" and ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

     5. Limited Liability. This Assignment is subject to Section 11Q of the Contract.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.


                         SELLER:


                         ___________________________________

                                   EXHIBIT L

                                   RENT ROLL
                                   ---------

                                   EXHIBIT M

                       FORM SELLER ESTOPPEL CERTIFICATE
                       --------------------------------



Ladies and Gentlemen:

     Reference is herein made to that certain Real Estate Sale Agreement (the "Agreement") dated ______________, 199___ by and between FIRST CAPITAL INCOME PROPERTIES, LTD.-SERIES IX, a Florida limited partnership ("Seller"), and __________________________ a _______________________ as assigned to G&I Augusta,
LLC ("Purchaser"), for the purchase and sale of the property known as Richmond Plaza, Augusta, Georgia (the "Property"). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement. Pursuant to Section 9 of the Agreement, Seller hereby certifies to Purchaser that to the Actual Knowledge of Seller (as defined in that certain Real Estate Sale Agreement dated _________________ between Seller and Purchaser) as follows:

     1. The undersigned is the landlord under a lease with ______________, as tenant (the "Tenant"), dated ____________, 19___, [as amended by ___________, dated __________, 19___ (collectively, the "Lease") [(the "Lease")] for suite(s) _______ on the ______ floor(s) of the Property (the "Premises").

     2.   A true and correct copy of the Lease is attached hereto as EXHIBIT A.

     3. The Lease sets forth the entire agreement between the Seller and the Tenant with respect to the Premises, is in full force and effect and has not been amended, modified or extended.

     4. The monthly [base][minimum] rent of $_________ due under the Lease has been paid through ______________, 199__ and all additional rent (consisting of $_______ per month for estimated "Operating Expenses [as defined in the Agreement]) due under the Lease has been paid through ____________, 199___.

     5. Seller has not received written notice from the Tenant of any default by Seller under the Lease which has not been cured as of the date of this certificate ("Certificate").

     6.   The expiration date of the Lease is __________, 19___.

     7. The amount of the security deposit currently held by Seller under the Lease is $____________.

     8. There is no prepaid rent, except $___________ [explain to which period and type of rent such prepayment relates].

     9. To the Actual Knowledge of Seller, the Tenant has not assigned any of its interest in the Lease or subleased all or any portion of the Premises, except as follows: ______________________.

     10. To the Actual Knowledge of Seller, Tenant has no defenses, counterclaims, set-offs or concessions against rent or charges due under the Lease.

     11. To the Actual Knowledge of Seller, the Tenant has unconditionally accepted the Premises and [has commenced payment of full rent] [or] [is entitled to ________ month's abatement of base rent as of the date hereof] under the Lease and, to the Actual Knowledge of Seller, the Tenant is the owner and holder of the entire tenant's interest in the Lease.

     12. All work required to be performed by Seller with respect to the Premises under the Lease has been completed by Seller, and such work has, to the Actual Knowledge of Seller, been completed to the satisfaction of Tenant except for _________________. All amounts to be paid by Seller under the Lease with respect to work in the Premises has been paid by Seller except for
_______________.

     13. The "base year" for operating expense reimbursements and real estate tax reimbursements under the Lease is 19___.

     14. The Tenant has no right of option pursuant to the Lease or otherwise to purchase all or any portion of the Premises or the Property.

     This Certificate is executed by Seller solely for the benefit of Purchaser and no third party shall have the benefit of any of the provisions of this Certificate, nor is this Certificate made with the intent that any person other than Purchaser shall rely thereon.

     This Certificate is delivered to Purchaser in connection with, and subject to the terms, provisions and limitations of Section 9 and Section 11(Q) of the Agreement.

     IN WITNESS WHEREOF, Seller has executed this Certificate as of the ____ day of ___________, 1997.

                                   EXHIBIT N

                               OWNER'S AFFIDAVIT
                               -----------------


  To be agreed upon by Purchaser and Seller during the Due Diligence Period.

                                   EXHIBIT O

                                  COMMISSIONS
                                  -----------

                                   EXHIBIT P

                   ASSIGNMENT AND ASSUMPTION OF INTANGIBLES
                   ----------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLES (this "Assignment") is entered into as of the ______________ day of __________, 1997, by and between First Capital Income Properties Ltd., - Series IX, a Florida limited partnership ("Assignor"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and _______________________, a ________________ ("Assignee"),
with an office at ______________________________________________

     1. Property. The "Property" shall mean the real property located in the City of Augusta, County of Richmond, State of Georgia, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements owned by Assignor and located thereon and commonly known as "Richmond Plaza". Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Real Estate Sale Agreement dated ________________ between ___________________ and _____________________.

     2. Intangibles. "Intangibles" shall mean, to the extent transferable, all of Assignor's right, title and interest in and to all warranties and bonds with respect to the Improvements and all certificates, licenses and permits issued by governmental authorities and held by Assignor relating to the use, maintenance, occupancy or operation of the Property; and if and to the extent transferable, all of Assignor's right, title and interest in and to the name "Richmond Plaza".

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee the entire right, title and interest of Assignor in and to the Intangibles as applicable to the period from and after the date hereof.

     4. Assumption. Assignee hereby assumes all of the covenants, agreements and obligations of Assignor under or in connection with the Intangibles as applicable to the period from and after the date hereof.

     5. Enforcement. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorney's fees and expenses of the prevailing party.

     6. Third Parties. Except as set forth in Section 9 of this Assignment, no third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee shall rely hereon.

     7. No Representations or Warranties. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability of the Intangibles, and Assignor shall have no liability to Assignee in the event that any or all of the Intangibles (i) are not transferable to Assignee or
(ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

     8. Limited Liability. This Assignment is subject to Section 11(Q) of the Contract.

     9. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


                              ASSIGNOR:

                                   ASSIGNEE:



                                   EXHIBITS
                                   --------

                              A - Legal Description of Property

                                   EXHIBIT Q

                             EXCEPTION CERTIFICATE
                             ---------------------

_____________________________
                                      ___________________________________
Seller's Name                                    Seller's Identification Number
(SSN or FEI)
____________________________________
                                      ________________________________________
_________________________________                                  Spouse's
Identification Number (if jointly owned)
_________________________________

                                 INSTRUCTIONS

This form is provided to be executed by the seller and furnished to the buyer to establish Georgia residency, such that withholding from the proceeds of the sale of property are not subject to the withholding laws of this state. (See O.C.G.A.
(S)48-7-128)

Sellers are not subject to withholding from the proceeds of sale if either they reside in Georgia, or they are deemed to be a Georgia resident by virtue of the fact that they have filed Georgia tax returns in the preceding two years, do business or own property in Georgia, intend to file a Georgia Tax return for the current year, and if a corporation or limited partnership, are registered to do business in this State.

The seller is to execute this affidavit by placing an initial in the blank preceding statements which apply.

Seller is exempt from withholding on the sale of property because:

_____     Seller is a resident of Georgia.

     Seller is not a resident of Georgia, but is deemed a resident for purposes of withholding by virtue of the following:

_____Seller is a nonresident who has filed Georgia tax returns for the preceding two years; and

_____Seller is an established business in Georgia and will continue substantially the same business in Georgia after the sale OR the seller has real property in the State at the time of closing of equal or greater value than the withholding tax liability as measured by the 100% property tax assessment of such remaining property; and

_____Seller will report the sale on a Georgia Income Tax return for the current year and file by its due date; and

_____If seller is a corporation or limited partnership, seller is registered to do business in Georgia.

Under penalty of perjury, I swear that the above information is, to the best of my knowledge and belief, true, correct and complete.

_____________________________________
______________________________
Seller's signature (and Title, if applicable)

Sworn to and subscribed before me this
______ day of ____________________, 19____
________________________________ Notary Public
My commission expires ____________________